EXHIBIT 99.2
                         Press Release Dated May 4, 2005

HYPERDYNAMICS TO BEGIN TRADING ON THE AMERICAN STOCK EXCHANGE TOMORROW

COHEN SPECIALISTS LLC CHOSEN TO REPRESENT
NEW STOCK SYMBOL "HDY"

HOUSTON, Wednesday, May 4, 2005 --Hyperdynamics Corporation (OTCBB:HYPD - News) announced today that the American Stock Exchange will begin trading its securities tomorrow, May 5, 2005. At the opening tomorrow, the trading symbol will change to "HDY".

The Company's listing application was approved last Thursday. The listing remains contingent upon the Company being in compliance with all applicable listing standards on the date it begins trading on the Exchange and may be rescinded if the Company is not in compliance with such standards.

Cohen Specialists LLC has been chosen to represent the Company on the floor of the Exchange.

About the American Stock Exchange

The American Stock Exchange(R) (Amex(R)) is the only primary exchange that offers trading across a full range of equities, options and exchange traded funds (ETFs), including structured products and HOLDRS(SM). In addition to its role as a national equities market, the Amex is the pioneer of the ETF, responsible for bringing the first domestic product to market in 1993. Leading the industry in ETF listings, the Amex lists 155 ETFs. The Amex is also one of the largest options exchanges in the U.S., trading options on broad-based and sector indexes as well as domestic and foreign stocks. For more information, please visit www.amex.com .
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About Hyperdynamics

Hyperdynamics invests in companies with substantial potential for growth. Hyperdynamics' internationally active oil and gas subsidiary, SCS Corporation, owns rights to explore and exploit acreage offshore West Africa. SCS also develops and provides state-of-the-art seismic data management services. HYD Resources Corporation focuses on domestic oil field services and low-risk shallow production.

More information on Hyperdynamics Corporation can be obtained at their website at www.hypd.com
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Safe Harbor Statement: Statements contained herein that are not historical are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, detailed from time to time in the company filings with the SEC.



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Contact:
Hyperdynamics
Kent Watts, 713-353-9400
Email: kent@hypd.com
or
Stock Enterprises (Investor Relations)
Jim Stock, 702-274-5400
Email: stockenter@aol.com



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Source: Hyperdynamics Corporation


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